Exhibit 15.1
Consent of Independent Registered
Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (File Nos. 333-143857 and 333-138617) of Companhia Vale do Rio Doce; the Registration Statement on Form F-3 of Vale Capital Ltd. (File No. 333-143857-01); and the Registration Statement on Form F-3 of Vale Overseas Ltd. (File No. 333-138617-01) of our report dated February 19, 2009 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 20-F.
/s/ PricewaterhouseCoopers
PricewaterhouseCoopers
Auditores Independentes
Rio de Janeiro, Brazil
April 24, 2009